EXHIBIT 99.1

Investor Relations Contact: Jane M. Forbes

404 728-2719 Voice

investor.relations@globalpay.com

Media Relations Contact: Phyllis McNeill

404 728-2661 Voice

phyllis.mcneill@globalpay.com

Global Payments Announces Agreement to Acquire

DolEx Dollar Express and Enter the Consumer Segment of the

Electronic Money Transfer Industry

Global executives will host a Web conference call on Tuesday, August 12, 2003 at

10:30 a.m. EDT to discuss this strategic transaction

ATLANTA, August 12, 2003 — Global Payments Inc. (NYSE: GPN), a world leader in payment processing solutions, today announced an agreement to acquire Latin America Money Services, LLC (“LAMS”) and an operating subsidiary, DolEx Dollar Express, Inc. (“DolEx”). The agreement is between Global Payments, certain private equity funds of Advent International (as the majority shareholder of LAMS), and other LAMS and DolEx shareholders.

Based in Arlington, Texas, DolEx is the fourth largest electronic money transfer firm operating in the U.S. to Latin America corridor. Through approximately 550 retail branches, DolEx serves a growing market of predominately Latino customers who send money to beneficiaries primarily in Mexico, as well as other Latin American countries. Beneficiaries collect these funds typically in their local currency at approximately 8,500 bank, exchange house, and retail settlement locations in Latin America. DolEx’s branches are located in 15 states throughout the U.S., where nearly 75% of the U.S. Latino population resides.

Under the terms of the agreement, and pending regulatory approvals and customary closing conditions, Global will pay approximately $200 million for 100% of the outstanding equity interests in DolEx. The transaction is expected to close before the end of 2003.

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Global Payments Announces Agreement to Acquire DolEx

August 12, 2003

For the year ended December 31, 2002, DolEx processed 4.6 million electronic money transfer transactions and achieved $69.9 million in revenue. After the acquisition closes, Global expects annual DolEx revenue growth in the low teens, operating margin in the high teens, and annual EPS accretion of $0.11 to $0.15. Global will update its fiscal 2004 guidance upon closing.

“This expansion of our payment processing model is consistent with our strategy to acquire companies in profitable, high growth sectors of the payments industry that have strong competitive advantages, revenue growth and earnings accretion,” said Paul R. Garcia, chairman, president and CEO of Global Payments. “I welcome a seasoned and talented DolEx management team, who are dedicated to the long-term success of their company. This transaction will unite the expertise and strengths of two great organizations,” continued Garcia.

“DolEx is a strong business operating in an attractive industry. We are confident that DolEx and its excellent management team will benefit from their new association with Global Payments,” said Alfredo Alfaro Pavón of Advent International.

Global Payments will hold a conference call to discuss this transaction on August 12, 2003 at 10:30 am EDT. The call can be accessed by calling 1-800-230-1951 (U.S.) or 1-612-332-0226 (internationally), or via Web cast at www.globalpaymentsinc.com. A slide presentation will be available during the call on Global’s Web site, and a replay of the call will also be available on this site through August 26, 2003.

Founded in 1996, DolEx Dollar Express is a leading provider of consumer-to-consumer electronic money transfer services to the large and rapidly growing Latino community living in the U. S. and their Latin American families abroad. DolEx provides services that allow customers to safely send money from its network of retail branches in the U.S. to beneficiaries in Latin America. The company has headquarters in

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Global Payments Announces Agreement to Acquire DolEx

August 12, 2003

Arlington, Texas, operates hundreds of branches across the U.S. in areas with large Latino populations, and has settlement arrangements with thousands of bank, exchange house, and retail locations in Latin America.

Advent International is one of the world’s largest private equity firms, with $6 billion in cumulative capital raised and 14 offices in 13 countries. The firm has over 90 investment professionals operating in North America, Europe, Latin America and Asia. Since its founding in 1984, Advent has financed over 500 companies and has helped businesses raise $10 billion through public equity and debt offerings. These include 128 IPOs on 20 stock exchanges worldwide. Advent is committed to helping management teams build successful businesses by applying its industry expertise, international resources and local market knowledge. For more information, visit www.adventinternational.com.

Global Payments Inc. (NYSE: GPN) is a leading provider of electronic transaction processing services to merchants, Independent Sales Organizations (ISOs), financial institutions, government agencies and multi-national corporations located throughout the United States, Canada, the United Kingdom and Europe. Global Payments offers a comprehensive line of payment solutions, including credit and debit cards, business-to-business purchasing cards, gift cards, Electronic Benefits Transfer (EBT) cards, check guarantee, check verification and recovery, terminal management and funds transfer services. For additional information about the company and its products and services, visit www.globalpaymentsinc.com.

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Some of the statements included in this press release and the conference call referenced above, particularly those anticipating future financial performance, business prospects, growth and operating strategies and similar matters, are forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Among the factors that could cause actual results to differ materially from the estimates provided are the following: our ability to successfully complete the acquisition of LAMS; potential integration issues following the acquisition, including the loss of any of the DolEx settlement channels; our ability to operate the business with the same success as the current owners; and other risk factors identified from time to time in our SEC reports, including, but not limited to, the report on Form 10-K for the year ended May 31, 2002.

August 12, 2003

Fact Sheet

Global Payments Announces Agreement to Acquire

DolEx Dollar Express and Enter the Consumer Segment of the

Electronic Money Transfer Industry

Terms of the Agreement:

Global Payments (“Global”) has agreed to acquire Latin America Money Services, LLC (“LAMS”) and an operating subsidiary, DolEx Dollar Express, Inc. (“DolEx”) from certain private equity funds of Advent International (as the majority shareholder of LAMS) and other LAMS and DolEx shareholders for a purchase price of $190 million plus a potential payment of up to $10 million contingent on the 2003 financial results of DolEx. The agreement also allows for Global to finance acquisitions by DolEx of new money transfer branch locations prior to the closing of this transaction and with prior approval by Global.

Description of DolEx:

Founded in 1996, DolEx is a leading provider of consumer-to-consumer electronic money transfer services to the large and rapidly growing Latino community living in the U. S. and their Latin American families abroad. DolEx provides services that allow customers to safely send money from its network of retail branches in the U.S. to beneficiaries in Latin America. The company has headquarters in Arlington, Texas, operates hundreds of branches across the U.S. in areas with large Latino populations, and has settlement arrangements with thousands of bank, exchange house, and retail locations in Latin America. DolEx has approximately 1,300 employees in the U.S. and Mexico.

The Electronic Money Transfer Industry:

The worldwide electronic money transfer industry is growing primarily due to regional economic differences that are causing global migration from undeveloped to developed regions. With a population of approximately 37 million, U.S. Latinos have grown from 9% of the U.S. population in 1990 to 13% in 2002, based on U.S. Census data. Most immigrants use money transfer firms, such as DolEx, to send a portion of their earnings to relatives in their home country on a regular basis. According to the Inter-American Development Bank (“IADB”), Latin America is the number one destination for money transfers worldwide with $32 billion in 2002 remittances, reflecting an annual growth of 18%. The long-term stability of this corridor is demonstrated by the importance of these transfers to the financial health of Latin America. According to IADB, money transfers exceed all foreign direct investment to the region, and, in Mexico, exceed both agriculture export revenue and tourism revenue.

Management:

The current DolEx management team will continue to operate the business from its headquarters in Arlington, Texas in a manner consistent with historical operations. The current team founded DolEx in 1996 and grew it to $69.9 million in revenue in only six years. The members of this team have extensive experience in the Latin American financial sector.

Competitive Advantages:

The company’s owned and operated branch model provides more control over the customer experience and creates financial leverage, especially when compared to the industry standard agent model. In addition, more than 80% of DolEx’s transactions are made using over 300,000 active DolEx-branded “Amigo Latino” cards, allowing for a faster and more convenient transaction and encouraging brand loyalty and a captive customer base. The company’s proprietary, leading edge technology allows for real-time control over the majority of the company’s critical operations, including pricing, cash management, customer service, compliance, and settlement. DolEx’s technology consistently meets or exceeds regulatory requirements, and the company consistently receives favorable compliance reports from government and independent third-party audits. Finally, DolEx management believes it has the largest Latin America settlement reach in the industry, with over 8,500 locations.

Growth Opportunities:

The worldwide money transfer industry has compelling fundamentals and impressive growth opportunities, especially in the very attractive U.S. to Latin America corridor. In addition to a rapidly expanding U.S. Latino population, DolEx’s growth opportunities include expanding its U.S. branch footprint by either opening or acquiring new locations, developing new services, expanding its settlement presence, and entering new regions outside the U.S. with high fund flow into Latin America. With this acquisition, Global Payments will span North America and Latin America, providing an opportunity to extend existing services to these expanding international markets.

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Financial Summary:

For the year ended December 31, 2002, DolEx processed 4.6 million money transfer transactions and achieved $69.9 million in revenue. After the acquisition closes, Global expects annual DolEx revenue growth in the low teens, operating margin in the high teens, and annual EPS accretion of $0.11 to $0.15. Global will update its fiscal 2004 guidance upon the closing of this transaction.

Financing:

Although Global expects to have the cash and credit facility availability to fund the purchase price at closing, it also has the option under the agreement to provide up to a $125 million short-term note payable. Global’s use of this note will depend on the timing of an expected credit facility expansion, working capital needs, or other potential acquisitions.

Closing and Regulatory Approvals:

Global expects the transaction to close before the end of 2003. Significant required regulatory approvals include Hart-Scott-Rodino Act approval, customary Mexican regulatory approvals, and the transfer of the state money transmitter licenses.

Global Payments Web Conference:

August 12, 2003 at 10:30 a.m. EDT

U.S. access telephone number: 1-800-230-1951

International access telephone number: 1-612-332-0226

A replay of the conference will be available through August 26, 2003

A copy of the press release announcing the acquisition is posted on the Global Payments Inc. Web site, along with the presentation given by Global Payments management. Web site URL is www.globalpaymentsinc.com

Investor Relations Contact:	Jane Forbes, Vice President Planning & Investor Relations
404 728-2719

Media Relations Contacts:	Scott Jones, Vice President Marketing Communications
404 728-3490 Phyllis McNeill, Director of Corporate Communications 404 728-2661

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